                                                                     EXHIBIT 3.1

                              CERTIFICATE OF MERGER

                                       OF

                              NORTEK HOLDINGS, INC.

                                       AND

                                  NORTEK, INC.

It is hereby certified that:

1. The constituent corporations participating in the merger herein certified are:

   a. Nortek Holdings, Inc., which is incorporated under the laws of the State of Delaware; and

   b. Nortek, Inc., which is incorporated under the laws of the State of Delaware.

2. An Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by Nortek Holdings, Inc. and Nortek, Inc. in accordance with Section 251 of the General Corporation Law of the State of Delaware. The Agreement and Plan of Merger was approved by the board of directors of each corporation and adopted by the sole stockholder of each corporation by written consent of the sole stockholder in lieu of a special meeting.

3. The name of the surviving corporation in the merger herein certified is Nortek, Inc., which will continue its existence as said surviving corporation under its present name upon the effective date of said merger pursuant to the provisions of the laws of the State of Delaware.

4. The certificate of incorporation of the surviving corporation at the effective date and time of the merger herein certified shall be amended and restated as set forth on Exhibit A hereto, and as so amended and restated, shall be the certificate of incorporation of the surviving corporation until thereafter amended and changed pursuant to the provisions of the laws of the State of Delaware.

5. The executed Agreement and Plan of Merger between the aforesaid constituent corporations is on file at an office of the aforesaid surviving corporation, the address of which is as follows:

                                  Nortek, Inc.
                                50 Kennedy Plaza
                              Providence, RI 02093

6. A copy of the aforesaid Agreement and Plan of Merger will be furnished by the aforesaid surviving corporation, on request, and without cost, to any stockholder of each of the aforesaid constituent corporations.

7. The effective time and date of the merger herein certified shall be 10:01 A.M. on August 27, 2004.

Dated: August 27, 2004                  NORTEK HOLDINGS, INC.

                                        By: /s/ Kevin W. Donnelly
                                           -------------------------------
                                            Kevin W. Donnelly
                                            Vice President and Secretary

Dated: August 27, 2004                  NORTEK, INC.

                                        By: /s/ Kevin W. Donnelly
                                           --------------------------------
                                            Kevin W. Donnelly
                                            Vice President and Secretary

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  NORTEK, INC.

      1. The name of this corporation is Nortek, Inc.

      2. The registered office of this corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware. The name of its registered agent at such address is The Corporation Trust Company.

      3. The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

      4. The total number of shares of stock that this corporation shall have authority to issue is 3,000 shares of Common Stock, $0.01 par value per share. Each share of Common Stock shall be entitled to one vote.

      5. The name and mailing address of the incorporator is: John R. Potter, Nortek, Inc., 50 Kennedy Plaza, Providence, Rhode Island 02903.

      6. The election of directors need not be by written ballot unless the by-laws shall so require.

      7. In furtherance and not in limitation of the power conferred upon the board of directors by law, the board of directors shall have power to make, adopt, alter, amend and repeal from time to time by-laws of this corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal by-laws made by the board of directors.

      8. A director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the General Corporation Law of the State of Delaware as in effect at the time such liability is determined. No amendment or repeal of this paragraph 8 shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

      9. This corporation shall, to the maximum extent permitted from time to time under the law of the State of Delaware, indemnify and upon request advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of this corporation or while a director or officer is or was serving at the request of this corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred (and not otherwise recovered) in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require this corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this paragraph 9 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this paragraph 9 shall not adversely affect any right or protection of a director or officer of this corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

      10. The books of this corporation may (subject to any statutory requirements) be kept outside the State of Delaware as may be designated by the board of directors or in the by-laws of this corporation.

      11. If at any time this corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, for so long as such class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting of stockholders and may not be taken by written consent.

      12. To the maximum extent permitted from time to time under the law of the State of Delaware, this corporation renounces any interest or expectancy of the corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to its officers, directors or stockholders, other than those officers, directors or stockholders who are employees of this corporation. No amendment or repeal of this paragraph 12 shall apply to or have any effect on the liability or alleged liability of any officer, director or stockholder of the corporation for or with respect to any opportunities of which such officer, director or stockholder becomes aware prior to such amendment or repeal.

      13. The corporation shall not be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                      A-2